SCHEDULE 4.1 ( r )
GAS IMBALANCES

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSET PURCHASE AND SALE AGREEMENT
DATED OCTOBER ___, 2011 BY AND BETWEEN SHORELINE SOUTHEAST LLC AND SHORELINE OFFSHORE LLC, SELLER
AND NORTH AMERICAN ENERGY RESOURCES INC., BUYER

			MMBTU
WELL	FIELD	THRU	OVER/(UNDER)
TEMPLE INLAND 2-1	DEQUINCY	Aug-11	(38,001)
ALMI 3-2	LAKE BOUDREAUX	Feb-11	(11,789)
ALMI 70-1	LAKE BOUDREAUX	Feb-11	50,720
ALMI 70-2	LAKE BOUDREAUX	Feb-11	16,008
ALMI 70-3	LAKE BOUDREAUX	Feb-11	1,792
ALMI 75	LAKE BOUDREAUX	Feb-11	76,843
SL5351	LAKE BOUDREAUX	Feb-11	26,414
LOGAN BABIN	BOURG SOUTH	Feb-11	(55,819)
SL649 001	POINT AU FER	Feb-11	(211)
RABBIT ISLAND WELLS	RABBIT ISLAND	Feb-11	14,388

			80,345